Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to Section 906 of the
Sarbanes‑Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officer of Guaranty Bancorp (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 18, 2015	/s/ Paul W. Taylor
	Name:	Paul W. Taylor
	Title:	President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002 (18 U.S.C. Section 1350) and is not being filed as part of the Report or as a separate disclosure document.

Certification of Chief Financial Officer
Pursuant to Section 906 of the
Sarbanes‑Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officer of Guaranty Bancorp (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 18, 2015	/s/ Christopher G. Treece
	Name:	Christopher G. Treece
	Title:	Executive Vice President, Chief Financial Officer and Secretary

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002 (18 U.S.C. Section 1350) and is not being filed as part of the Report or as a separate disclosure document.